UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2006

ARVINMERITOR, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road

Troy, Michigan

(Address of principal executive offices)

48084-7186

(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 18, 2006, ArvinMeritor, Inc. (“ArvinMeritor”) entered into Amendment No. 2 to the Loan Agreement, dated as of September 19, 2005, among ArvinMeritor, ArvinMeritor Receivables Corporation, the lenders party thereto and SunTrust Capital Markets, Inc., relating to ArvinMeritor’s U.S. accounts receivable securitization program. The purpose of the amendment is to extend the program through September 17, 2007 and to adjust the concentration limits for receivables sold into the facility. The amendment is filed as Exhibit 10 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10 – Amendment No. 2, dated as of September 18, 2006, to Loan Agreement, dated as of September 19, 2005, among ArvinMeritor, ArvinMeritor Receivables Corporation, the lenders from time to time party thereto and SunTrust Capital Markets, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINMERITOR, INC.

By: /s/ Vernon G. Baker, II

Vernon G. Baker, II
Senior Vice President and General Counsel

Date: September 20, 2006

EXHIBIT INDEX

Exhibit No.	Description

10	Amendment No. 2, dated as of September 18, 2006, to Loan Agreement,

dated as of September 19, 2005, among ArvinMeritor, ArvinMeritor Receivables Corporation, the lenders from time to time party thereto and SunTrust Capital Markets, Inc.